Exhibit 99.1

9663 Santa Monica Blvd., #959
Beverly Hills, CA 90210
Tel: (310) 860-2501
Fax: (310) 860-1854
info@fpcapitalgroup.com

First Physicians Capital Group Provides Transaction and Strategic Update

Wednesday, September 21, 2011

BEVERLY HILLS, Calif. – First Physicians Capital Group, Inc. (“FPCG” or the “Company”) is providing updates on its recent strategic and financing initiatives.

Completion of Interim Bridge Note Financing

In September 2011, FPCG completed a $1.5 million interim round of bridge note financing. In conjunction with the new working capital financing, certain existing senior noteholders extended bridge notes issued in 2009 that were scheduled to expire in August 2011. Investors in the interim bridge notes received the right to exchange their existing Series 5-A and 6-A Preferred Stock and Common Stock to a new class of Convertible Preferred Stock or Junior Subordinated Notes subject to certain limitations. Upon funding of the full commitment of this financing, FPCG shall have $3.7 million in senior secured notes outstanding. Participants in the financing include members of management, members of the board of directors and some of the Company’s largest current shareholders and current lenders.

Buyout of Stake in Outpatient Surgery of Del Mar (OSDM)

FPCG completed the sale of its interest in its Del Mar surgery center in September 2011 to its physician partners. The consideration includes a majority in cash and the remainder in notes and certain future contingent payments. The Company has now sold all of its hospitals and surgery centers.

Real Estate Assets

The Company is continuing to explore potential sale or financing opportunities relating to its ownership interests in hospital real estate, including a sale of its hospital real estate to current tenants or third parties, or the retirement of the Company’s USDA mortgage notes with the intention of completing a subsequent sale of the real estate assets. The Company is targeting completion of this process by Q1 2012.

Recapitalization and Potential Sale Process Update

FPCG has received various preliminary proposals on a potential leveraged recapitalization and going private sale of the Company. The Company has been working with its legal counsel and bankers to evaluate the proposals. If and when a potential buyer or capital partner is chosen, the Company’s legal counsel will provide appropriate information to shareholders. The Company will continue to provide updates as progress is made.

About First Physicians Capital Group, Inc.

First Physicians Capital Group, Inc. is a provider of management, financial, and ancillary healthcare and IT services to the rural and community hospital market. For more information, please visit www.fpcapitalgroup.com.

9663 Santa Monica Blvd., #959
Beverly Hills, CA 90210
Tel: (310) 860-2501
Fax: (310) 860-1854
info@fpcapitalgroup.com

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risks disclosed in the Company’s Forms 10-K and 10-Q filed with the Securities Exchange Commission.